Executive Officers and Directors of
                                        Westar Capital, Inc. ("Westar") and
                                          Western Resources, Inc. ("WRI")





    Name                        Position                        Address

Rita A. Sharpe          President, Westar            1112 Oak Tree Drive
                                                     Lawrence, KS 66049
Marilyn K. Dalton       Secretary and Treasurer,     3321 SW Jardine Court
                        Westar                       Topeka, Kanas 66611
John E. Hayes,          Chairman of the Board,       1535 SW Pembroke Lane
Jr.                     Chief Executive Officer,     Topeka, Kansas 66604
                        WRI
David C. Wittig         President and Director, WRI  #5, Westboro Place
                                                     Topeka, Kansas 66604
Steven L. Kitchen       Executive Vice President     10047 SW 101st Street
                        and Chief Financial          Auburn, Kansas 66042
                        Officer, WRI
                        Director, Westar
Carl M. Koupal          Executive Vice President,    3768 SW Clarion Park Drive
                        Chief Administrative         Topeka, Kansas 66610
                        Officer , WRI
John K. Rosenberg       Executive Vice President     5450 SW Fairlawn
                        and General Counsel, WRI     Topeka, Kansas 66610
Jerry D.                Controller, WRI              3624 SE Arrowhead Drive
Courington              Director, Westar             Topeka, Kansas 66605

Frank J. Becker         Director, WRI                4408 Heritage Drive
                                                     Lawrence, Kansas 66047
Gene A. Budig           Director, WRI                40 Mercer Street
                                                     Princeton, New Jersey 08540
C. Q. Chandler          Director, WRI                1515 Foliage Court
                                                     Wichita, Kansas 67206
Thomas R.               Director, WRI                9215 Killarney
Clevenger                                            Wichita, Kansas 67206

John C. Dicus           Director, WRI                1524 Lakeside Drive
                                                     Topeka, Kansas 66604

David H. Hughes         Director, WRI                2110 W. 67th Terrace
                                                     Shawnee Mission, Kansas
                                                                      66208
Russell W. Meyer,       Director, WRI                600 Tara Court
Jr.                                                  Wichita, Kansas 67206
John H. Robinson        Director, WRI                3223 W. 67th Street
                                                     Shawnee Mission, Kansas
                                                                     66208
Louis W. Smith          Director, WRI                11705 Brookwood
                                                     Leawood, Kansas 66211



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